                                                                   EXHIBIT 10.20

                                      LEASE

                                     BETWEEN

                 METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                       AND

                      ARGONAUT TECHNOLOGIES, INC. (TENANT)

                                 SEAPORT CENTRE

                            Redwood City, California

                               TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE ONE - BASIC LEASE PROVISIONS...............................................................    1
         1.01     BASIC LEASE PROVISIONS...........................................................    1
         1.02     ENUMERATION OF EXHIBITS & RIDER(S)...............................................    2
         1.03     DEFINITIONS......................................................................    2

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING.................    6
         2.01     LEASE OF PREMISES................................................................    6
         2.02     TERM (See Rider 2)...............................................................    6
         2.03     FAILURE TO GIVE POSSESSION (See Rider 2).........................................    6
         2.04     AREA OF PREMISES.................................................................    6
         2.05     CONDITION OF PREMISES (See Rider 2)..............................................    6
         2.06     COMMON AREAS & PARKING...........................................................    6

ARTICLE THREE - RENT...............................................................................    7

ARTICLE FOUR - OPERATING EXPENSES RENT ADJUSTMENTS AND PAYMENTS....................................    7
         4.01     TENANT'S SHARE OF OPERATING EXPENSES.............................................    7
         4.02     RENT ADJUSTMENTS.................................................................    8
         4.03     STATEMENT OF LANDLORD............................................................    8
         4.04     BOOKS AND RECORDS................................................................    8
         4.05     TENANT OR LEASE SPECIFIC TAXES...................................................    9

ARTICLE FIVE - SECURITY DEPOSIT....................................................................    9

ARTICLE SIX -UTILITIES & SERVICES..................................................................   10
         6.01     LANDLORD'S GENERAL SERVICES......................................................   10
         6.02     TENANT TO OBTAIN & PAY DIRECTLY..................................................   10
         6.03     TELEPHONE SERVICES...............................................................   11
         6.04     FAILURE OR INTERRUPTION OF UTILITY OR SERVICE....................................   11
         6.05     CHOICE OF SERVICE PROVIDER.......................................................   12
         6.06     SIGNAGE..........................................................................   12

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES..........................................   12
         7.01     POSSESSION AND USE OF PREMISES...................................................   12
         7.02     HAZARDOUS MATERIAL...............................................................   13
         7.03     LANDLORD ACCESS TO PREMISES; APPROVALS...........................................   14
         7.04     QUIET ENJOYMENT..................................................................   15

ARTICLE EIGHT - MAINTENANCE........................................................................   15
         8.01     LANDLORD'S MAINTENANCE...........................................................   15
         8.02     TENANT'S MAINTENANCE.............................................................   15

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS........................................................   16
         9.01     TENANT ALTERATIONS...............................................................   16
         9.02     LIENS............................................................................   16

ARTICLE TEN - ASSIGNMENT AND SUBLETTING............................................................   17
         10.01    ASSIGNMENT AND SUBLETTING........................................................   17
         10.02    RECAPTURE........................................................................   18
         10.03    EXCESS RENT......................................................................   18
         10.04    TENANT LIABILITY.................................................................   19
         10.05    ASSUMPTION AND ATTORNMENT........................................................   19

ARTICLE ELEVEN - DEFAULT AND REMEDIES..............................................................   19
         11.01    EVENTS OF DEFAULT................................................................   19
         11.02    LANDLORD'S REMEDIES..............................................................   20
         11.03    ATTORNEY'S FEES..................................................................   21
         11.04    BANKRUPTCY.......................................................................   21
         11.05    LANDLORD'S DEFAULT...............................................................   22

ARTICLE TWELVE - SURRENDER OF PREMISES.............................................................   22
         12.01    IN GENERAL.......................................................................   22
         12.02    LANDLORD'S RIGHTS................................................................   22

ARTICLE THIRTEEN - HOLDING OVER....................................................................   22

                                                                                                      PAGE
ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY................................................   23
         14.01    SUBSTANTIAL UNTENANTABILITY......................................................   23
         14.02    INSUBSTANTIAL UNTENANTABILITY....................................................   24
         14.03    RENT ABATEMENT...................................................................   24
         14.04    WAIVER OF STATUTORY REMEDIES.....................................................   24

ARTICLE FIFTEEN - EMINENT DOMAIN...................................................................   24
         15.01    TAKING OF WHOLE OR SUBSTANTIAL PART..............................................   24
         15.02    TAKING OF PART...................................................................   24
         15.03    COMPENSATION.....................................................................   24

ARTICLE SIXTEEN - INSURANCE........................................................................   25
         16.01    TENANT'S INSURANCE...............................................................   25
         16.02    FORM OF POLICIES.................................................................   25
         16.03    LANDLORD'S INSURANCE.............................................................   25
         16.04    WAIVER OF SUBROGATION............................................................   25
         16.05    NOTICE OF CASUALTY...............................................................   26

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY.................................................   26
         17.01    WAIVER OF CLAIMS.................................................................   26
         17.02    INDEMNITY BY TENANT..............................................................   26
         17.03    WAIVER OF CONSEQUENTIAL DAMAGES..................................................   27

ARTICLE EIGHTEEN - RULES AND REGULATIONS...........................................................   27
         18.01    RULES............................................................................   27
         18.02    ENFORCEMENT......................................................................   27

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS......................................................   27

ARTICLE TWENTY - ESTOPPEL CERTIFICATE..............................................................   28
         20.01    IN GENERAL.......................................................................   28
         20.02    ENFORCEMENT......................................................................   28

ARTICLE TWENTY-ONE - RELOCATION OF TENANT..........................................................   28

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS...........................................................   28

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION........................................................   28
         23.01    SUBORDINATION AND ATTORNMENT.....................................................   28
         23.02    MORTGAGEE PROTECTION.............................................................   29

ARTICLE TWENTY-FOUR - NOTICES......................................................................   29

ARTICLE TWENTY-FIVE - EXERCISE FACILITY............................................................   30

ARTICLE TWENTY-SIX - MISCELLANEOUS.................................................................   30
         26.01    LATE CHARGES.....................................................................   30
         26.02    NO JURY TRIAL; VENUE; JURISDICTION...............................................   30
         26.03    DEFAULT UNDER OTHER LEASE........................................................   31
         26.04    OPTION...........................................................................   31
         26.05    TENANT AUTHORITY.................................................................   31
         26.06    ENTIRE AGREEMENT.................................................................   31
         26.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE...................................   31
         26.08    EXCULPATION......................................................................   31
         26.09    ACCORD AND SATISFACTION..........................................................   31
         26.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING.......................................   31
         26.11    BINDING EFFECT...................................................................   31
         26.12    CAPTIONS.........................................................................   31
         26.13    TIME; APPLICABLE LAW; CONSTRUCTION...............................................   32
         26.14    ABANDONMENT......................................................................   32
         26.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES......................................   32
         26.16    SECURITY SYSTEM..................................................................   32
         26.17    NO LIGHT, AIR OR VIEW EASEMENTS..................................................   32
         26.18    RECORDATION......................................................................   32
         26.19    SURVIVAL.........................................................................   32
         26.20    RIDERS...........................................................................   33

                                      LEASE

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01     BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1) BUILDING AND ADDRESS:

         220 Saginaw Drive
         Redwood City, California  94063

         Building Number 27, located in Phase II ("Tenant's Phase") of Seaport Centre

(2) LANDLORD AND ADDRESS:

         Metropolitan Life Insurance Company,
         a New York corporation

         Notices to Landlord shall be addressed:

                  Metropolitan Life Insurance Company
                  c/o Seaport Centre Manager
                  701 Chesapeake Drive
                  Redwood City, CA 94063

                  with copies to the following:

                           Metropolitan Life Insurance Company
                           400 South El Camino Real, Suite 800
                           San Mateo, CA  94402
                           Attention:  Assistant Vice President

(3)      TENANT; CURRENT ADDRESS & TAX ID:

         (a)      Name: Argonaut Technologies, Inc.
         (b)      State of incorporation: Delaware
         (c)      Tax Identification Number: 94-3216714
         Tenant shall notify Landlord of any change in the foregoing.

         Notices to Tenant shall be addressed:

                  Before the Delivery Date

                  Argonaut Technologies, Inc.
                  1101 Chess Drive
                  Foster City, CA 94404
                  Attention:  Chief Financial Officer

                  After the Delivery Date

                  Argonaut Technologies, Inc.
                  220 Saginaw Drive
                  Redwood City, CA 94063
                  Attention:  Chief Financial Officer

(4)      DATE OF LEASE:  as of March ____, 2004

(5)      LEASE TERM:  seven (7) years commencing on the Commencement Date

(6)      PROJECTED COMMENCEMENT DATE: August 1, 2004

(7) EXPIRATION DATE: The day before the seventh (7th) anniversary of the Commencement Date

(8) MONTHLY BASE RENT (initial monthly installment due upon Tenant's execution):

Period from/to starting
on Commencement Date          Monthly                       Rentable Area
-----------------------       -------                       -------------
Months 01 - 12              $25,712.40                         24,488
Months 13 - 24              $26,483.77                         24,488
Months 25 - 36              $27,278.29                         24,488
Months 37 - 48              $28,096.63                         24,488
Months 49 - 60              $28,939.53                         24,488
Months 61 - 72              $29,807.72                         24,488
Months 73 - 84              $30,701.95                         24,488

(9)      RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice):
$14,937.68 (initial monthly installment due on the Projected Commencement Date)

(10)     RENTABLE AREA OF THE PREMISES:     24,488 square feet

(11)     RENTABLE AREA OF THE BUILDING      32,400 square feet

(12)     RENTABLE AREA OF THE PHASE:        235,620 square feet

(13)     RENTABLE AREA OF THE PROJECT:      537,444 square feet

(14) SECURITY DEPOSIT: The cash and/or Letter of Credit in the amount of One Hundred Fifty-Three Thousand Five Hundred Ten and no/100 Dollars ($153,510.00) (and any proceeds of the Letter of Credit drawn and held by Landlord) as provided in Article Five, due upon Tenant's execution

(15)     SUITE NUMBER &/OR ADDRESS OF PREMISES: the address of the Building

(16)     TENANT'S SHARE:

                  Tenant's Building Share:  75.58%
                  Tenant's Phase Share:     10.39%
                  Tenant's Project Share:    4.56%

(17) TENANT'S USE OF PREMISES: General office use, research and development, laboratory (including wet lab and engineering lab), manufacturing and storage use.

(18)     PARKING SPACES:                    3.3/1,000

(19)     BROKERS:

         Landlord's Broker:         Cornish & Carey Commercial

         Tenant's Broker:           CB Richard Ellis

1.02     ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A  Plan of Premises
EXHIBIT B  Workletter Agreement
EXHIBIT C  Site Plan of Project
EXHIBIT D  Permitted Hazardous Material

RIDER 1     Commencement Date Agreement
RIDER 2     Additional Provisions

1.03     DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

AFFILIATE: Any Person (as defined below) which is controlled by, controls, or is under common control with Tenant. The word Person means an individual, corporation, limited liability company, partnership, trust, firm or other entity. For purposes of this definition, the word "control," shall mean, with respect to a Person that is a corporation or a limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or membership interests of the controlled Person and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management of the controlled Person.

BUILDING: Each building in which the Premises is located, as specified in
Section 1.01(1).

BUILDING OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected Commencement Date, unless changed by operation of Article Two or Rider 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems, and which either (a) do not require a building permit or
(b) cost less than Ten Thousand Dollars ($10,000.00).

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco main office as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE: The date for Landlord's delivery to Tenant of possession of the Premises, if different from the Commencement Date, as provided in Rider 2.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two or Rider 2.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant as the case may be, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearms and ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in Rider 2 and the Workletter attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT:  The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: Without duplication, all Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, expenses of changing utility service providers, and any dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project). Operating Expenses shall be allocated among the categories of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses as provided in Article Four. If any Operating Expense, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years. Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all Taxes; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project; (11) modifications to the Building or the Project occasioned by Laws now or hereafter in effect, but only as amortized over the useful life of the capital item; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair, leasing and cleaning of the Project, including landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage;
(13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) exterior window and exterior wall cleaning and painting; (15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Material, and retention of consultants in connection with the clean-up of Hazardous Material (to the extent not recoverable from a particular tenant of the Project), and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Material on, under or about the Premises or the Project (to the extent not recoverable from a particular tenant of the Project); (18) all capital improvements made for the purpose of reducing or controlling other Operating Expenses, and all other capital expenditures, but only as amortized over the useful life of the capital improvement or capital expenditure item, together with interest thereon at eight percent (8%) per annum; (19) all property management costs and fees, including all costs in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations. Operating Expenses shall not include: (a) costs of alterations of space to be occupied by new or existing tenants of the Project; (b) depreciation charges; (c) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (d) ground rental payments; (e) real estate brokerage and leasing commissions; (f) advertising and marketing expenses; (g) costs of Landlord reimbursed by insurance proceeds; (h) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; (i) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses, (j) costs occasioned by the act, omission or violation of Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (k) costs which would be properly capitalized under generally accepted accounting principles except as set forth in items (11) and (18) of this paragraph; (l) costs to correct any construction defect in the Premises, the Building or the Project or to comply with any covenants, conditions or restrictions or Law applicable to the Premises or the Project on the Commencement Date; (m) costs incurred in connection with disputes with any other occupant of the Project and costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement; (n) expense reserves; (o) insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused by the activities of another occupant of the Project, insurance deductibles, and co-insurance payments; (p) costs of earthquake insurance premiums to the extent they exceed three (3) times the cost of insurance premiums for standard fire insurance; (q) wages, salaries and compensation for any employee above the level of the Property manager not stationed on the Project, or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of the management fee which would be charged by a professional management services company for management of comparable projects in the vicinity; (r) executives' salaries; (s) costs occasioned by condemnation; and (t) costs (including those described in Item (17) of this paragraph) incurred in connection with any Hazardous Materials to the extent such Hazardous Materials were present on the Project prior to the Delivery Date.

PHASE: Phase means any individual Phase of the Project, as more particularly described in the definition of Project.

PHASE OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

PREMISES: The space located in the Building at the Suite Number listed in
Section 1.01(15) and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as Seaport Centre and consists of those buildings (including the Building) whose general location is shown on the Site Plan of the Project attached as Exhibit C, located in Redwood City, California, associated vehicular and parking areas, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. As of the date hereof, the Project is divided into Phase I and Phase II, which are generally designated on Exhibit C, each of which may individually be referred to as a Phase. Landlord reserves the right from time to time to add or remove buildings, areas and improvements to or from a Phase or the Project, or to add or remove a Phase to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project or a Phase, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant's Share.

PROJECT OPERATING EXPENSES:  Those Operating Expenses described in Section 4.01.

REAL PROPERTY:  The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and the beginning of each subsequent Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses, including Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses, and Tenant's Share of each, for the applicable Adjustment Year. The Rent Adjustment Deposit applicable for the calendar year in which the Commencement Date occurs shall be the amount, if any, specified in Section 1.01(9). Nothing contained herein shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimates of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenant's Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(11)

RENTABLE AREA OF THE PHASE: The amount of square footage set forth in Section 1.01(12)

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(10).

RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01(13), which represents the sum of the rentable area of all space intended for occupancy in the Project.

SECURITY DEPOSIT: The cash or Letter of Credit specified in Section 1.01(14), if any, paid or delivered by Tenant to Landlord as security for Tenant's performance of its obligations under this Lease, and any proceeds of the Letter of Credit drawn and held by Landlord, all as more particularly provided in Article Five.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant
Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work, but excluding Landlord Work).

TENANT DELAY: Any event or occurrence which delays the Substantial Completion of the Landlord Work which is caused by or is described as follows:

         (i) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in Rider 2 or the Workletter);

         (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

         (iii) failure to approve and pay for such work as Landlord undertakes to complete at Tenant's expense;

         (iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

         (v) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to Rider 2 or the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent Rider 2 and the Workletter provide they are to be approved or paid by Tenant.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant's initial occupancy pursuant to Rider 2 and the Workletter.

TENANT'S BUILDING SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S PHASE: The Phase in which the Premises is located, as indicated in
Section 1.01(1).

TENANT'S PHASE SHARE: The share as specified in Section 1.01(16) and Section
4.01.

TENANT'S PROJECT SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S SHARE: Shall mean collectively, Tenant's respective shares of the respective categories of Operating Expenses, as provided in Section 1.01(16) and
Section 4.01.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work, if any, and Tenant Work set forth on Exhibit B attached hereto.

                                   ARTICLE TWO
      PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING

2.01     LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.02     TERM (See Rider 2)

2.03     FAILURE TO GIVE POSSESSION (See Rider 2)

2.04     AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building, the Rentable Area of the Phase and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as otherwise provided herein.

2.05     CONDITION OF PREMISES (See Rider 2)

2.06     COMMON AREAS & PARKING

         (a) Right to Use Common Areas. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any

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obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

         (b) Changes in Common Areas. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (iii) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (4) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or adjacent to the Project remains available and the foregoing in Landlord's reasonable judgment does not materially and adversely detract from the appearance of the Project.

         (c) Parking. During the Term, Tenant shall have the right at no additional cost to use the number of Parking Spaces specified in Section 1.01(18) for parking on an unassigned basis on that portion of the Project adjacent to the Building designated by Landlord from time to time for parking. Tenant acknowledges and agrees that the parking spaces in the Project's parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant shall not park any vehicles at the Project overnight. Tenant shall comply with any and all parking rules and regulations if and as from time to time established by Landlord. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                  ARTICLE FOUR
                OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS

4.01     TENANT'S SHARE OF OPERATING EXPENSES

Tenant shall pay Tenant's Share of Operating Expenses in the respective shares of the respective categories of Operating Expenses as set forth below.

                  (a) Tenant's Project Share of Project Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises for the building(s) in which the Premises is located by the rentable square footage of the Project and as of the date hereof equals the percentage set forth in Section 1.01(16);

                  (b) Tenant's Building Share of Building Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises respectively for each building in which the Premises is located by the total rentable square footage of such building and as of the date hereof equals the percentage set forth in
         Section 1.01(16);

                  (c) Tenant's Phase Share of Phase Operating Expenses, which is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in Tenant's Phase by the total rentable square footage of Tenant's Phase and as of the date hereof equals the percentage set forth in Section 1.01(16);

                  (d) Project Operating Expenses shall mean all Operating Expenses that are not included as Phase Operating Expenses (defined below) and that are not either Building Operating Expenses or operating expenses directly and separately identifiable to the operation, maintenance or repair of any other building located in the Project, but Project Operating Expenses includes operating expenses allocable to any areas of the Building or any other building during such time as such areas are made available by Landlord for the general common use or benefit of all tenants of the Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time;

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

                  (e) Building Operating Expenses shall mean Operating Expenses that are directly and separately identifiable to each building in which the Premises or part thereof is located;

                  (f) Phase Operating Expenses shall mean Operating Expenses that Landlord may allocate to a Phase as directly and separately identifiable to all buildings located in the Phase (including but not limited to the Building) and may include Project Operating Expenses that are separately identifiable to a Phase;

                  (g) Landlord shall have the right to reasonably allocate a particular item or portion of Operating Expenses as any one of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once; and.

                  (h) Notwithstanding anything to the contrary contained in this
         Section 4.01, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expenses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlord's costs reimbursed thereby shall be excluded from Operating Expenses and Tenant's Building Share, Tenant's Phase Share or Tenant's Project Share, as the case may be, for such category of Operating Expense shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

4.02     RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

                  (a) The Rent Adjustment Deposit representing Tenant's Share of Landlord's estimate of Operating Expenses, as described in Section 4.01, for the applicable Adjustment Year (or portion thereof) monthly during the Term with the payment of Monthly Base Rent, except the first installment which shall be paid by Tenant to Landlord concurrently with the Commencement Date; and

                  (b) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.03.

4.03     STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

                  (a) Operating Expenses for the last Adjustment Year showing in reasonable detail the actual Operating Expenses categorized among Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses for such period and Tenant's Share of each as described in Section 4.01 above;

                  (b) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

                  (c) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within twenty (20) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant within twenty (20) days if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02, provided that the same are timely credited or refunded in accordance herewith. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments accruing prior to the expiration or termination of the Lease survives such expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.04     BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. If Tenant elects to have Landlord's books and records audited, Tenant agrees to diligently pursue and complete (or abandon) any audit commenced by Tenant. Tenant shall provide Landlord a copy of such audit, whether such audit shows an overstatement or understatement of Operating Expenses. All fees and costs of the audit shall be at Tenant's expense, unless such audit correctly reveals that the total Operating Expenses for the entire period under audit were overstated by more than five percent (5%), in which event Landlord shall pay for the reasonable, third-party, non-contingency fee costs of such audit. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spend by such third-party in connection with the audit, and in no event will exceed the amount of the overcharge. After correct determination of the amount of Operating Expenses for the entire period under audit, Landlord shall promptly refund to Tenant any amount so determined to be an overcharge of Tenant's Share of Operating Expenses and Tenant shall pay any amount so determined to be an underpayment of Tenant's Share of Operating Expenses within (30) days after such determination and written demand therefor by Landlord. Pending resolution of any disputes as to Operating Expenses, Tenant shall pay to Landlord any Rent Adjustments alleged to be due from Tenant as reflected on Landlord's Statement or any invoice issued on the basis thereof.

4.05     TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes as part of Operating Expenses.

                                  ARTICLE FIVE
                                SECURITY DEPOSIT

         (a) Tenant shall provide Landlord, concurrently with execution of this Lease, the Security Deposit specified in Section 1.01(14) as security ("Security") for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. As such Security Tenant may at its election provide Landlord with immediately available funds in the amount of the Security Deposit or Tenant may at its election provide Landlord with the "Letter of Credit" (defined below) as such Security. If Tenant fails timely to perform any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease, including, but not limited to, the payment of the Monthly Base Rent, Rent Adjustment Deposits, Rent Adjustments or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear), then Landlord may use, apply, or retain the whole or any part of the Security for the payment of any such Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant's failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant's failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other reentry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages, that Landlord would be entitled to recover if Landlord were to pursue recovery under California Civil Code Section 1951.2 or 1951.4. If Landlord so uses, applies or retains all or part of the Security, Tenant shall within five (5) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained, except as specified in (d) below. If Tenant has fully and faithfully performed and observed all of Tenant's obligations under the terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than sixty (60) days after the latest of: (i) the Termination Date; (ii) the removal of Tenant from the Premises; (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; or (iv) the date Rent Adjustments owed pursuant to this Lease have been computed by Landlord and paid by Tenant, but no later than sixty (60) days after the latest to occur of (i), (ii) or (iii). Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

         (b) The Security, whether in the form of cash, Letter of Credit and/or Letter of Credit Proceeds (defined below), shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord's damages with respect to Tenant's failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary duties or other duties (except as set forth in this Section) concerning the Security. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or encumber or attempt to assign or encumber the Security or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code, and any and all rights of Tenant under all other provisions of law, now or hereafter enacted, regarding security deposits.

         (c) If Tenant fails timely to perform any obligation under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.

         (d) As used herein, "Letter of Credit" shall mean an unconditional, irrevocable sight draft letter of credit issued, presentable and payable at a Northern California Bay Area office of a major national bank satisfactory to Landlord in its sole discretion (the "Bank"), naming Landlord as beneficiary, in an amount equal to One Hundred Fifty-Three Thousand Five Hundred Ten Dollars ($153,510.00). The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, and that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord without requirement for any additional documents or statements by Landlord; and (ii) that, in the event of assignment or other transfer of either Landlord's interest in this Lease or of any interest in Landlord (including, without limitation, consolidations, mergers, reorganizations or other entity changes), the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall be in the form attached as Exhibit E hereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof in any manner Landlord is permitted to use the Security under this Article Five. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds, then within five (5) business days after Landlord gives Tenant written notice specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord either immediately available funds or an amendment to the Letter of Credit or a replacement Letter of Credit sufficient to cause the Security hereunder to equal one hundred percent (100%) of the then-required amount of the Security. Tenant's failure to deliver such amendment or replacement of the Letter of Credit to Landlord within five (5) business days after Landlord's notice shall constitute a Default by Tenant under this Lease. The Letter of Credit shall have an initial term of no longer than one (1) year, shall be "evergreen", and shall be extended, reissued or replaced by Tenant, in each case at least thirty (30) days prior to its expiration in a manner that fully complies with the requirements of this Article Five, so that in all events the Letter of Credit required hereunder shall be in full force and effect continuously until the date (the "L/C Expiration Date") for return of the Security described in Subsection (a) above. No more often than once per year, Landlord shall have the right to require Tenant to deliver to Landlord, on 15 days prior notice, a replacement Letter of Credit on the same terms and conditions set forth in this Article Five, in the event that Landlord determines, in its good faith judgment (based on a reasonable concern that the issuing Bank will not be able to fulfill its obligations under the Letter of Credit), that the issuing Bank is no longer satisfactory to remain as the issuer of the Letter of Credit. Any advice from the issuer that it intends to withdraw or not extend the Letter of Credit prior to any scheduled annual expiration or the L/C Expiration Date shall entitle the Landlord to immediately draw upon the Letter of Credit unless Tenant provides a replacement Letter of Credit or immediately available funds in the amount of the then-required Security at least thirty (30) days prior to the expiration or withdrawal of the Letter of Credit.

                                   ARTICLE SIX
                              UTILITIES & SERVICES

6.01     LANDLORD'S GENERAL SERVICES

Landlord shall provide maintenance and services as provided in Article Eight.

6.02     TENANT TO OBTAIN & PAY DIRECTLY

         (a) Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services. Landlord shall make available for Tenant's use at all times any heating, ventilation and air conditioning systems serving the Premises, if any, on an as is, where is basis without any obligation of Landlord to repair or maintain same except as otherwise set forth herein.

         (b) Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written consent of Landlord, as more particularly provided in Article Nine, Tenant shall not: (i) make any alterations or additions to the electric or gas equipment or systems or other Building systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.03     TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire outside the Premises shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's cabling from the Premises in a route designated by Landlord to any telephone cabinet or panel provided for Tenant's connection to the telephone cable serving the Building, so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. As to any such connections or work outside the Premises requiring Landlord's approval, Landlord reserves the right to approve in its sole discretion the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, except to the extent of the gross negligence or willful misconduct of Landlord or its agents or contractors.

6.04     FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord outside the Premises is used in the delivery of utilities directly obtained by Tenant pursuant to Section 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "reasonable diligence" by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause other than the gross negligence or willful misconduct of Landlord or its agents or contractors, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Property: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise. Notwithstanding anything to the contrary in this Lease, if there is any interruption, failure, stoppage or interference of or with the utilities, services, or access furnished to the Premises under the Lease, or in the event Tenant is prevented from accessing or safely occupying the Premises due to the presence of any Hazardous Materials on or about the Building (except to the extent due to any Hazardous Material used, stored, handled, released, emitted, discharged or disposed of by Tenant or any Tenant Parties [defined in Section 7.02 below]) in violation of Environmental Laws, that lasts for more than ten (10) consecutive days, then commencing with the eleventh (11th) consecutive day Tenant shall be entitled to an

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equitable abatement of rent to the extent of any material interference with
Tenant's use of the Premises occasioned thereby.

6.05     CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Property, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Property and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.06     SIGNAGE

Except as set forth in Rider 2 hereto, Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Any such signage shall comply with Landlord's current Project signage criteria and all Laws.

                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES

7.01     POSSESSION AND USE OF PREMISES

         (a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(17) to conduct Tenant's business and for no other uses without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which:
(1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner's association affecting the Project; (5) is improper, immoral, or objectionable; (6) would obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or would tend to create or continue a nuisance; or (7) would constitute any waste in or upon the Premises or Project. In the event that Tenant shall do or permit to be done in or about the Premises anything which increases the cost of any policy of insurance carried on the Building, then Tenant shall pay to Landlord such increases within ten (10) days following Landlord's written demand therefor.

         (b) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         (c) Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant's business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

         (d) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

         (e) Tenant shall comply with and shall cause all Tenant Parties to comply with all Laws pertaining to Tenant's particular occupancy and particular use of the Premises. Notwithstanding anything to the contrary in the Lease, except as specifically set forth in Section 7.01(b) of the Lease with respect to the ADA, Tenant shall not be required to comply with or cause the Premises to comply with any Laws requiring alterations or improvements which would properly be capitalized under generally accepted accounting principles unless the compliance with any of the foregoing is necessitated solely due to Tenant's particular use of the Premises, except with respect to Tenant's express obligations under the Work Letter.

7.02     HAZARDOUS MATERIAL

         (a) Tenant shall not use, generate, manufacture, produce, store, handle, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material, or allow its employees, agents, contractors, licensees or invitees ("Tenant Parties") to do so except to the extent expressly provided below. Provided that the Premises are used only for the uses specified in Section 1.01(15) above, Tenant shall be permitted to use and store in, and transport to and from, the Premises Hazardous Material identified on Exhibit D hereto and by this reference incorporated herein ("Permitted Hazardous Material") so long as: (i) each item of the Permitted Hazardous Material is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (ii) at no time shall any Permitted Hazardous Material be in use or storage at the Premises materially in excess of the quantity specified therefor in Exhibit D; (iii) Tenant shall not install any underground tanks of any type; and (iv) the conditions and provisions set forth in this Section 7.02 are complied with. Tenant shall be entitled from time to time to update Exhibit D to include additional Hazardous Material or to increase the quantities specified, subject to Landlord's written approval of such updates, which Landlord may grant in its sole discretion. Tenant shall pay all costs of Landlord, including reasonable attorneys' and consultants' fees, incurred in connection with Landlord's review of such updates to Exhibit D. Tenant shall comply with and shall cause all Tenant Parties to comply with all Environmental Laws and other Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper use, generation, manufacture, production, storage, handling, release, discharge, removal and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any of the Tenant Parties. Without limiting the generality of the foregoing:

         (1) Tenant shall provide Landlord promptly with copies of: (x) all permits, licenses and other governmental and regulatory approvals with respect to the use, generation, manufacture, production, storage, handling, release, discharge, removal and disposal by Tenant or Any of the Tenant Parties of Hazardous Material at the Project; and (y) each hazardous material management plan or similar document ("Plan(s)") with respect to use, generation, manufacture, production, storage, handling, release, discharge, removal or disposal of Hazardous Material by Tenant or any of the Tenant Parties necessary to comply with Environmental Laws or other Laws prepared by or on behalf of Tenant or any of the Tenant Parties (whether or not required to be submitted to a governmental agency).

         (2) If Tenant is notified of any investigation or violation of any Environmental Laws or other Laws arising from any activity of Tenant or any of the Tenant Parties at the Property, or if Tenant knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises or the Project, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of all reports, notices, claims or other documentation which it has concerning the presence of such Hazardous Material. In such event or in the event Landlord reasonably believes that there exists a violation of this Lease or Environmental Law or other Laws by Tenant or any of the Tenant Parties, Landlord may conduct, at Landlord's expense, such tests and studies as Landlord deems desirable relating to compliance by Tenant or any of the Tenant Parties with this Lease, Environmental Laws, other Laws, or relating to the alleged presence of Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any of the Tenant Parties. In the event that such tests and studies reasonably indicate that Tenant or Tenant Parties have violated any Environmental Laws in the Premises, or caused a release of Hazardous Materials, Tenant shall reimburse Landlord the cost of such tests and studies.

         (3) Neither Tenant nor any of the Tenant Parties shall cause or permit any Hazardous Material to be released, discharged or disposed of in, on, under, or about the Premises or the Project (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Project or neighboring properties, that was caused or contributed to by Tenant, but only to the extent of such causation or contribution) or to the extent pertaining to or involving any Hazardous Material brought onto the Premises or the Project by Tenant or any of the Tenant Parties.

         (4) Tenant shall, no later than the Termination Date, surrender the Premises to Landlord free of Hazardous Materials used or released by Tenant or Tenant Parties and with all remedial and/or closure plans completed (and deliver evidence thereof to Landlord) to the extent required under Environmental Laws with respect to Tenant's or Tenant Parties' use of such Hazardous Materials.

         (b) To the extent permitted by law, Tenant hereby indemnifies and agrees to protect, defend and hold the Indemnitees harmless against all actions, claims, demands, liability, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof, to the extent arising from the use, generation, manufacture, production, storage, handling, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, under or about the Premises or any part of the Project caused by Tenant or by any of the Tenant Parties, whether before, during or after the Term. Provided that Tenant's use of Hazardous Materials is in compliance with Environmental Laws and the terms of this Lease, Landlord shall not make a claim or demand for, or be entitled to, indemnification for consequential damages. Tenant's obligations under this Section 7.02 shall survive the expiration or earlier termination of this Lease. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel acceptable to Landlord, in Landlord's sole discretion. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

         (c) The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Material is personal to Argonaut and may not be assigned or otherwise transferred by Argonaut without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, except
(i) to a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease; and (ii) Argonaut may permit a Permitted Transferee which is a sublessee to use and store in, and transport to and from, the Premises the Permitted Hazardous Material to the same extent as Argonaut has such right under this Lease, subject to all the provisions of this Lease. Any consent by Landlord pursuant to Article Ten to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage at, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage at, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee.

         (d) Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

7.03     LANDLORD ACCESS TO PREMISES; APPROVALS

         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

         (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

         (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.03 (c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

         (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

         (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

         (f) Notwithstanding the foregoing, any entry by Landlord or Landlord's agents hereunder shall be upon at least one (1) business day's prior notice to Tenant (except in the event of an urgent or emergent situation, as reasonably determined by Landlord) and shall be subject to Tenant's reasonable security measures.

7.04     QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease within applicable notice and cure periods, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

                                  ARTICLE EIGHT
                                   MAINTENANCE

8.01     LANDLORD'S MAINTENANCE

Subject to Article Fourteen and Section 8.02, Landlord shall maintain the structural portions of the Building, the roof, exterior walls and exterior doors, exterior windows, all electrical, water, sewer, and plumbing systems not exclusively serving the Premises, sprinkler systems, life safety systems, foundation, and underslab standard sewer system of the Building in good, clean and safe condition, and shall through, among other things, Landlord's program of regularly scheduled preventive maintenance, keep the Building's standard heating, ventilation and air conditioning ("HVAC") equipment in reasonably good order and condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair the Building's standard heating, ventilation and air conditioning equipment exclusively serving the Premises, and all such repairs shall be performed by Tenant pursuant to the terms of Section 8.02. Landlord shall also (a) maintain the landscaping, parking facilities and other Common Areas of the Project, and (b) wash the outside of exterior windows at intervals determined by Landlord. Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect, except to the extent expressly provided in this Lease.

8.02     TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant's sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Section 8.01, including repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, plumbing and heating, ventilation and air conditioning systems exclusively serving the Premises and shall maintain the Premises, the fixtures and utilities systems therein, and all garbage/refuse enclosures used by Tenant located outside the Premises, in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant's expense, keep any non-standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding Section 8.01 above, but subject to the waivers set forth in Section 16.04, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness, or by any willful and wrongful act, of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition. Notwithstanding the foregoing, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement which is covered by warranty or for which Landlord has a right of reimbursement from others. To the extent that capital expenditures must be made to properly repair, maintain, or replace any portion of the Premises of which Tenant is responsible hereunder, Landlord shall cause such work to be completed and such capital expenditure shall be amortized over the useful life of the capital item, and Tenant shall pay the amortized portions of the cost thereof.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01     TENANT ALTERATIONS

         (a) The following provisions shall apply to the completion of any Tenant Alterations:

                  (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord five
         (5) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

                  (2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord `s actual and reasonable costs to review the plans and specifications for such Tenant Alterations and to monitor their performance (including a construction administration fee) and all elevator and hoisting charges at Landlord's then standard rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

                  (3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

         (b) All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request. Notwithstanding anything in the contrary to the Lease or the Workletter, all Tenant Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense (Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Tenant Alterations which cannot be removed from the Premises without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal.

9.02     LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten
(10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01    ASSIGNMENT AND SUBLETTING

         (a) Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease except to an Affiliate, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project without Landlord's prior written consent, which Landlord may grant or withhold in its sole discretion. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

         (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may reasonably deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

         (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not reasonably acceptable to Landlord; or

         (ii) in Landlord's reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

         (iii) any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 of the Lease;

         (iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical care practice; or

         (v) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

         (vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

         (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence the terms of Landlord's consent to the sublease or assignment, including agreement to the effect set forth in Section 10.01(e) and Section 10.05 below. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

         (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock or membership interests of Tenant occurring by operation of Law or otherwise, and includes any merger, acquisition, consolidation or reorganization, except as otherwise provided in this Subsection below. Notwithstanding any provision of this Section to the contrary, an assignment for purposes of this Article does not include any transfer of control of the stock or membership interests of Tenant through (i) any public offering of shares of stock in Tenant in accordance with applicable State and Federal law, rules, regulations and orders if thereafter the stock shall be listed and publicly traded through the New York Stock Exchange or the NASDAQ national market and its price listed at least daily in the Wall Street Journal; or (ii) public sale of such stock effected through such Exchange or the NASDAQ national market. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

         (e) (e) For purposes of this Lease, a "Permitted Transferee" shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity (the "Successor") resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is otherwise a deemed assignee due to a change of control under section 10.01(d) above; or (iv) purchases substantially all the assets of Tenant as a going concern (the "Purchaser"). Notwithstanding anything to the contrary in Sections 10.01(a) and
(b), 10.02 and 10.03, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee provided that: (1) Landlord receives thirty (30) days prior written notice of an assignment or sublease; (2) with respect to an assignment of the Lease or a sublease of more than half the Premises to an entity described in subparts (ii) or (iv) of this Section 10.01(e), the Permitted Transferee's net worth is not less than Tenant's net worth immediately prior to such assignment or subletting;
(3) with respect to an assignment of the Lease or a sublease of more than half the Premises to an entity described in subparts (i) or (iii) of this Section 10.01(e), Tenant (as the assignor or sublandord) continues in existence with a net worth not less than Tenant's net worth immediately prior to such assignment or subletting; (4) the Permitted Transferee expressly assumes (except in the event of a sublease) in writing satisfactory to Landlord all of the obligations of Tenant under this Lease and delivers such assumption to Landlord no later than fifteen (15) days prior to the effective date of the assignment; (5) Landlord receives no later than five (5) days after the effective date a fully executed copy of the applicable assignment or sublease agreement between Tenant and the Permitted Transferee; and (6) promptly after Landlord's written request, Tenant and the Permitted Transferee provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee.

         (f) With respect to any sublease to a Permitted Transferee pursuant to Subsection (e) above, Tenant hereby irrevocably assigns to Landlord, effective upon any such sublease, all rent and other payments due from subtenant under the sublease, provided however, that Tenant shall have a license to collect such rent and other payments until the occurrence of a default by Tenant under any of the provisions of the Lease, and notice to Tenant of such default shall not be a prerequisite to Landlord's right to collect subrent. At any time at Landlord's option, Landlord shall have the right to give notice to the subtenant of such assignment. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreement under the Lease. No such payment of rent or any other payment by the subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect. For purposes of this Subsection, any use or occupancy by a Permitted Transferee (unless it is an assignee) without a formal sublease shall for the purposes of this Subsection be deemed to be a sublease at the same rental rate as provided in the Lease.

10.02    RECAPTURE

Except with respect to an assignment or sublease to a Permitted Transferee in accordance with the provisions of Section 10.01(e), Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03    EXCESS RENT

Except with respect to an assignment or sublease to a Permitted Transferee in accordance with the provisions of Section 10.01(e), Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) on account of the leasehold interest due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04    TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease, not to exceed the amount of Five Thousand Dollars ($5,000.00) for each request for consent. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.05    ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnish it to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord a written agreement satisfactory to Landlord to the effect that (a) the subtenant will attorn to Landlord and will pay all subrent directly to Landlord in the event of any termination of this Lease for any reason, including rejection or deemed rejection in any bankruptcy proceeding, and (b) that in the event of any default by Tenant under this Lease, subtenant will pay all subrent directly to Landlord.

                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01    EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a material default and breach (a "Default") by Tenant under this Lease:

                  (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments (x) within three (3) days after Landlord's written notice to Tenant with respect to the first two such failures to pay during the Term and (y) within three (3) days after the date when due for every other failure to pay;

                  (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and, unless the failure to perform is a Default for which this Lease expressly specifies there is no cure or grace period, fails to cure such default within thirty (30) days after written notice thereof to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot reasonably be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subsection so long as Tenant diligently and continuously prosecutes the cure to completion;

                  (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process and is not released or discharged within thirty (30) days;

                  (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

                  (v) Tenant is declared insolvent by Law or any general assignment of Tenant's property is made for the benefit of creditors;

                  (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

                  (vii) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

                  (viii) upon the dissolution of Tenant; or

                  (ix) upon the second occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease provided as to each of such first two failures Tenant received notice and failed to cure such failure within applicable cure periods.

11.02    LANDLORD'S REMEDIES

         (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

         (b) With respect to a Default which is continuing, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Upon the termination of Tenant's right to possession pursuant to this Section 11.02, Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                  (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                  (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                  (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                  (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this
         Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

         (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

         (d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

         (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

         (f) When this Lease requires giving or service of a notice of Default or of a failure of Tenant to observe or perform any covenant, condition or provision of this Lease which will constitute a Default unless Tenant so observes or performs within any applicable cure period, and so long as the notice given or served provides Tenant the longer of any applicable cure period required by this Lease or by statute, then the giving of any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute, shall replace and suffice as any notice required under this Lease. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article Twenty-four shall replace and satisfy the statutory service - of - notice procedures, except that any notice of unlawful detainer required by California Code of Civil Procedure Section 1161 or any similar or successor statute shall be served as required by Code of Civil Procedure Section 1162 or any similar or successor statute, and for purposes of Code of Civil Procedure
Section 1162 or any similar or successor statute, Tenant's "place of residence" and "usual place of business" shall mean the address specified by Tenant for notice pursuant to Section 1.01(3) of this Lease, as changed by Tenant pursuant to Article Twenty-four of this Lease.

         (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

         (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03    ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04    BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

         The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen
         (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

         (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

         For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

                  (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05    LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.

                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01    IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord and damage from casualty and the presence of Hazardous Materials not released by Tenant or Tenant Parties excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors created by Tenant, if any. Notwithstanding any of the foregoing to the contrary: (i) Landlord will not require Tenant to remove such Tenant Work as is described in the Preliminary Plans (as defined in the Workletter), or is consistent with or a logical, detailed expression of the Preliminary Plans; or (ii) if so requested by Tenant in writing (and prominently in all capital and bold lettering which also states that such request is pursuant to Section 12.01 of the Lease) at the time Tenant requests approval of any other Tenant Work or subsequent Tenant Alterations, Landlord shall advise Tenant at the time of Landlord's approval of such Tenant Work or Tenant Alterations as to whether Landlord will require that such Tenant Work or Tenant Alteration(s) be removed by Tenant from the Premises; provided however, regardless of the foregoing, in any event, Landlord may require removal of any Tenant Additions containing Hazardous Material and all Tenant's trade fixtures, and, subject to Section 6.04, cabling installed for Tenant's personal property or trade fixtures. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

12.02    LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any Tenant Additions required to be removed under Section 12.01 above and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                ARTICLE THIRTEEN
                                  HOLDING OVER

Tenant shall pay Landlord the greater of (i) one hundred fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) double the fair market rental value of the Premises as reasonably determined by Landlord for each month that Tenant retains possession of the Premises after the Termination Date (prorated on a per diem basis for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this

Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01    SUBSTANTIAL UNTENANTABILITY

         (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

         (b) In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.

         (c) Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises, including Tenant Work paid for out of the Allowance (as defined in the Workletter) but excluding all other Tenant Additions, to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

         (d) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any property insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

         (e) Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions (other than Tenant Work paid for out of the Allowance) or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, except as provided in Subsection (g) below; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the gross negligence or the willful and wrongful act of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

         (f) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

         (g) In determining the amount or sufficiency of insurance proceeds paid to Landlord wherever in this Article Fourteen it affects Landlord's right to terminate the Lease or Landlord's obligation to rebuild, in the event that Landlord failed to purchase and maintain the property insurance which it is required to carry under this Lease, with respect to the cause and type of casualty damage in question Landlord shall be deemed to have received insurance proceeds in the amount it would have received if Landlord had not breached its obligation to maintain such insurance. In the event of casualty damage which is not required to be covered by Landlord's insurance under the Lease, Landlord shall not have the right to terminate the Lease if (i) the cost to repair and restore the damage does not exceed three percent (3%) of the replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions or comparable improvements in space occupied by other occupants of the Building, but including Tenant Work paid for out of the Allowance) (hereafter "Replacement Cost"); or (ii) Tenant agrees to pay the cost of repair and restoration in excess of three percent (3%) of Replacement Cost and deposits such amount with Landlord within ten (10) days after written notice from Landlord.

14.02    INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01
(a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises, including Tenant Work paid for out of the Allowance, but excluding other Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03    RENT ABATEMENT

Except for the willful and wrongful act of Tenant or its agents, employees, contractors or invitees, and in the event of negligence of Tenant or its agents, employees, contractors or invitees only if and to the extent Landlord receives rental abatement insurance proceeds covering abatement of the Rent hereunder, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04    WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01    TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord or Tenant may elect by written notice to the other to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant's Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or
(ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02    TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (including Tenant Work paid for out of the Allowance, but excluding other Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03    COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses, so long as there is no diminution of Landlord's award as a result.

                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01    TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "Special Form Causes of Loss" property insurance (at least as broad as ISO Special Form Causes of Loss, CP
0010) in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises (excluding Tenant Work paid for out of the Allowance), equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires provided the same are customarily carried by tenants in Seaport Centre or provide coverage with respect to a type of business or activity (or manner of conducting the same) particular to Tenant's business or activity at Seaport Centre. The foregoing coverages may be carried using a combination of primary coverage and umbrella or excess coverage provided that all umbrella and excess coverage policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy and shall be issued and maintained on an "occurrence" basis.

16.02    FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds except Workers' Compensation and Employers' Liability Insurance and except that the Landlord (and any Mortgagee and ground lessor upon written notice to Tenant) shall be named loss payees of the "Special Form Causes of Loss" property insurance as to Tenant Additions, excluding Tenant Work paid for out of the Allowance (the proceeds of which shall be held or released by Landlord as provided in Section 14.01(d) above), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty
(30) days' prior written notice to the Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03    LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building (including Tenant Work paid for out of the Allowance) in amounts not less than the full Replacement Cost (as defined in
Section 14.01(g)), against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04    WAIVER OF SUBROGATION

         (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

         (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "Special Form Causes of Loss" insurance policy or policies on Tenant Additions to the Premises (other than Tenant Work paid for out of the Allowance), whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured or loss payee. If Landlord shall be named as an additional insured or loss payee in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments except as provided in Section 14.01(d).

         (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions (other than Tenant Work paid for out of the Allowance), to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05    NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01    WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02    INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of

Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel approved by Landlord, in Landlord's sole discretion. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not be unreasonably withheld. The foregoing indemnity shall not operate to apply or relieve an Indemnitee of liability to the extent such liability is caused by the gross negligence or willful and wrongful act of such Indemnitee. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.

17.03    WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01    RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all reasonable rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including the following: (a) Tenant shall comply with all of the reasonable requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees.

18.02    ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.

                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant (provided that Landlord shall reimburse Tenant's actual out of pocket costs (not to exceed Five Thousand Dollars ($5,000.00) in the aggregate) resulting therefrom unless Landlord is being required to make such change by a governmental entity; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon not less than one (1) day's prior notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building;
(6) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (7) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such reasonable regulations as Landlord prescribes for security purposes.

                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01    IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that to the best of Tenant's knowledge Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that to the best of Tenant's knowledge Tenant currently has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02    ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate and such failure continues for one (1) business day after written notice of such failure, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

                               ARTICLE TWENTY-ONE
                             Intentionally omitted.

                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(19), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(19) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid pursuant to a separate agreement between Landlord's Broker and Tenant's Broker to share the commission paid to Landlord's Broker by Landlord.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01    SUBORDINATION AND ATTORNMENT

Subject to Section 23.01(b) hereof, this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, except any defense or damages to the extent arising out of a default continuing after any such foreclosure or termination of lease; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

         (b) Notwithstanding any provision of this Lease to the contrary, provided that: (i) Tenant executes and delivers a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit F hereto, with such changes thereto as any lessor under a ground or underlying lease or mortgagee or beneficiary may reasonably require ("Nondisturbance Agreement") and complies with the provisions thereof, and (ii) Tenant is not in default under this Lease beyond applicable notice and cure periods, no termination of any ground lease or underlying lease and no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such Nondisturbance Agreement. If Tenant fails to execute and deliver any Nondisturbance Agreement within fifteen (15) days of a request therefor from Landlord, Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute and deliver such instrument. Landlord's inability to obtain the signature of any such lessor or Mortgagee on any such Nondisturbance Agreement shall not constitute a default by Landlord under this Lease, but so long as default by Tenant under this Lease beyond applicable notice and cure periods is not the reason for Landlord's inability to obtain such signature, this Lease shall be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein, provided, however, that such party shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, except any defense or damages to the extent arising out of a default continuing after any such foreclosure or termination of lease; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02    MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

         (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

         (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

         (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

         (d) By giving to the other party at least twenty (20) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                               ARTICLE TWENTY-FIVE
                                EXERCISE FACILITY

Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility. To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from use of the exercise facility in the Project by Tenant, Tenant's employees or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

                               ARTICLE TWENTY-SIX
                                  MISCELLANEOUS

26.01    LATE CHARGES

         (a) The Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits shall be due when and as specifically provided above. Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within twenty (20) days after Landlord's demand therefor. All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

         (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph
(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments. Notwithstanding the foregoing, Tenant shall be entitled to one (1) notice and five (5) day cure period during a calendar year before any late charges accrue.

         (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord in the event of a Default by Tenant that is continuing, including the right to terminate this Lease.

26.02    NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03    DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04    OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for ten (10) days to lease the Premises on the terms and conditions herein contained.

26.05    TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06    ENTIRE AGREEMENT

This Lease, the Exhibits and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08    EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

26.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer provided the transferee assumes all of Landlord's obligations hereunder accruing thereafter, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11    BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12    CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13    TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.14    ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, and (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

26.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease beyond applicable notice and cure periods, if any, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16    SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17    NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18    RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19    SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

26.20    RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                                      LANDLORD:
------                                       --------

Argonaut Technologies, Inc.                 Metropolitan Life Insurance Company,
a Delaware corporation                      a New York corporation

By  ________________________________        By  ________________________________

    ________________________________            ________________________________
             Print name                                 Print name
Its ________________________________        Its ________________________________
(Chairman of Board, President or
 Vice President)

By  ________________________________

    ________________________________
             Print name
Its ________________________________

(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

                                    EXHIBIT A

                                PLAN OF PREMISES

                               Exhibit A - Page 1

                                    EXHIBIT B
                              WORKLETTER AGREEMENT
                                 (TENANT BUILD)

         This Workletter Agreement ("Workletter") is attached to and a part of a certain Office Lease dated as of March ____, 2004 by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and Argonaut Technologies, a Delaware Corporation, as Tenant, for the Premises (the "Lease"). Terms used herein and not defined herein shall have the meaning of such terms as defined elsewhere in the Lease. For purposes of this Workletter, references to "State" and "City" shall mean the State and City in which the Building is located.

         1.       Base Building.

         All work performed during the Building's initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces, shall be referred to as the "Base Building Work" or ""Base Building", as applicable. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Premises or the Base Building except as herein expressly set forth or as set forth in the Lease. Provided however, Landlord agrees that the Building Systems (defined in Section
3.2 below) and the roof will be delivered by Landlord in good working order and condition.

         2.       Landlord Work.

         There shall be no Landlord Work.

         3.       Tenant's Plans.

         3.1.     Description. At its expense, Tenant shall employ:

                  (i) one or more architects reasonably satisfactory to Landlord and licensed by the State ("Tenant's Architect") to prepare architectural drawings and specifications for all layout and Premises improvements not included in, or requiring any change or addition to, the AS IS condition.

                  (ii) one or more engineers reasonably satisfactory to Landlord and licensed by the State ("Tenant's Engineers") to prepare mechanical, structural and electrical working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to, the AS IS condition. If/when Tenant's Engineers require any roof penetration, Tenant Engineers shall work in good faith with Landlord's roofing contractor/consultant to make sure all roof penetration improvements shall be satisfactory to Landlord.

All such drawings and specifications are referred to herein as "Tenant's Plans". Tenant's Plans shall be in form and detail sufficient to secure all applicable governmental approvals. Tenant's Architect shall be responsible for coordination of all engineering work for Tenant's Plans and shall coordinate with any consultants of Tenant (the use of which is subject to Landlord's consent), and Landlord's space planner or architect to assure the consistency of Tenant's Plans with the Base Building Work and Landlord Work (if any).

Tenant shall pay Landlord, within thirty (30) days of receipt of each invoice from Landlord, the reasonable out-of-pocket cost incurred by Landlord for any outside architects and engineers Landlord requires to review Tenant's Plans for consistency of same with the Base Building Work and Landlord Work (if any), provided however, Landlord will not charge Tenant for Landlord's use of any outside architects and engineers provided that Tenant's Plans are consistent with the Preliminary Plans (defined in Section 3.2 below). Tenant's Plans shall also include the following:

                  (a) Final Space Plan: The "Final Space Plan" for the Premises shall include a full and accurate description of room titles, floor loads, alterations to the Base Building or Landlord Work (if any) or requiring any change or addition to the AS IS condition, and the dimensions and location of all partitions, doors, aisles, plumbing (and furniture and equipment to the extent same affect floor loading). The Final Space Plan shall be (i) compatible with the design, construction, systems and equipment of the Base Building and Landlord Work, if any;
         (ii) comply with Laws, (iii) be capable of logical measurement and construction, and (iv) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and Specifications (including, without limitation, a capacity and usage report, from Landlord's engineers pursuant to Section 3.1(b). below, for all mechanical and electrical systems in the Premises).

                  (b)      Mechanical and Electrical Working Drawings and
         Specifications: Tenant shall employ engineers reasonably approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical, life safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control and shall employ Landlord's mechanical engineer and Landlord's electrical engineer to prepare a capacity and usage report ("Capacity Report") for all mechanical and electrical systems in the Premises.

                  (c) Issued for Construction Documents: The "Issued for Construction Documents" shall consist of all drawings (1/8" scale) and specifications necessary to construct all Premises improvements including, without limitation, architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all applicable

                               Exhibit B - Page 1
         governmental authorities plan check corrections.

         3.2. Approval by Landlord. Tenant's Plans and any revisions thereof shall be subject to Landlord's approval, which approval or disapproval:

                           (i) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant's Plans in its sole and absolute discretion if they (a) adversely affect the structural integrity of the Building, including applicable floor loading capacity;
         (b) substantially and adversely affect any of the Building Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied); (c) fail to fully comply with Laws, (d) affect the exterior appearance of the Building; (e) provide for improvements which do not meet or exceed the Building Standards; or (f) adversely affect the integrity of the roof or the roof membrane. Building Systems collectively shall mean the structural, electrical, mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), and security (if any) systems in the Premises and the Building. Landlord hereby approves of the preliminary plans described on Exhibit B-1 (the "Preliminary Plans") and agrees that it shall not withhold approval to Tenant's Plans to the extent that they are consistent with and a logical, detailed expression of the Preliminary Plans.

                           (ii) shall not be delayed beyond seven (7) business days with respect to initial submissions and major change orders (those which impact Building Systems or any other item listed in subpart (i) of Section 3.2 above) and beyond four (4) business days with respect to required revisions and any other change orders.

If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail. After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions reasonably required by Landlord and reasonably acceptable to Tenant, for Landlord's approval. The approval procedure shall be repeated as necessary until Tenant's Plans are ultimately approved. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant's Plans. Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant's Plans and for the compliance of Tenant's Plans with any and all Laws.

         3.3. Landlord Cooperation. Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord's construction review procedures to expedite the planning, commencement, progress and completion of Tenant Work. Landlord shall complete its review of each stage of Tenant's Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section 3.2 above.

         3.4. City Requirements. Any changes in Tenant's Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work shall be immediately submitted to Landlord for Landlord's review and approval.

         3.5. "As-Built" Drawings and Specifications. A CADD-DXF diskette file and a set of mylar reproducibles of all "as-built" drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by Tenant's Architect and Engineers or by Contractors (defined below) shall be delivered by Tenant at Tenant's expense to the Landlord within thirty (30) days after completion of the Tenant Work. If Landlord has not received such drawings and diskette(s) within thirty (30) days, Landlord may give Tenant written notice of such failure. If Tenant does not produce the drawings and diskette(s) within ten (10) days after Landlord's written notice, Landlord may, at Tenant's sole cost which may be deducted from the Allowance, produce the drawings and diskette(s) using Landlord's personnel, managers, and outside consultants and contractors. Landlord shall receive an hourly rate reasonable for such production.

4.       Tenant Work.

         4.1. Tenant Work Defined. All tenant improvement work described by the Issued for Construction Documents (including, without limitation, any approved changes, additions or alterations pursuant to Section 7 below) is referred to in this Workletter as "Tenant Work."

         4.2. Tenant to Construct. Tenant shall construct all Tenant Work pursuant to this Workletter, and except to the extent modified by or inconsistent with express provisions of this Workletter, pursuant with the provisions of the terms and conditions of Article Nine of the Lease, governing Tenant Alterations (except to the extent modified by this Workletter) and all such Tenant Work shall be considered "Tenant Alterations" for purposes of the Lease.

         4.3. Construction Contract. All contracts and subcontracts for Tenant Work shall include any terms and conditions reasonably required by Landlord.

         4.4. Contractor. Tenant shall select one or more contractors to perform the Tenant Work ("Contractor") so long as reasonably satisfactory by Landlord.

         4.5. Division of Landlord Work and Tenant Work. Tenant Work is defined in Section 4.1. above and Landlord Work, if any, is defined in
Section 2.

                               Exhibit B - Page 2

5.       Tenant's Expense.

         Tenant agrees to pay for all Tenant Work, including, without limitation, the costs of design and permitting thereof and Landlord's construction administration fee (collectively, the "Improvement Costs"). The Improvement Costs shall not include costs of "Tenant's FF&E" (defined below). To the extent the "Allowance" (defined below) is available, and subject to the terms and conditions of this Workletter, Tenant shall apply the Allowance to payment of the Improvement Costs. Landlord shall provide Tenant a tenant improvement allowance ("Allowance") in the amount of Five Hundred Sixty-three Thousand Two Hundred Twenty-four and no/100 Dollars ($563,224.00). The Allowance shall be used solely to reimburse Tenant for the Improvement Costs. For purposes of this Workletter, "Tenant's FF& E" shall mean furniture, furnishings, telephone systems, computer systems, equipment, any other personal property or unattached fixtures and installation thereof. Tenant shall pay all costs of Tenant's FF&E. If Tenant does not utilize one hundred percent (100%) of the Allowance for Improvement Costs within twelve (12) months after the Delivery Date of the Premises, Tenant shall have no right to the unused portion of the Allowance.

         Notwithstanding anything to the contrary herein, the Improvements Cost shall not include and Landlord shall be solely responsible for (and Tenant shall have no responsibility for and the Allowance shall not be used for) the costs of Landlord's obligations for Title III ADA compliance in the Common Areas pursuant to Section 7.01(b) of the Lease.

6.       Application and Disbursement of the Allowance.

         6.1. Tenant shall pay and disburse its own funds for that portion of the Improvement Costs in excess of the Allowance, plus any amount payable covered by the "Landlord's Retention" (defined below) subject to subsequent disbursement of the Landlord's Retention as provided below. "Landlord's Retention" shall mean an amount equal to fifteen percent (15%) of each disbursement of the Allowance, which Landlord shall retain out of the Allowance and shall not be obligated to disburse unless and until after Tenant has completed the Tenant Work and complied with Section 6.4 below. Further, Landlord shall not be obligated to make any disbursement of the Allowance unless and until Tenant has provided Landlord with (a) bills and invoices covering all labor and material expended and used, (b) an affidavit from Tenant stating that all of such bills and invoices have either been paid in full by Tenant or are due and owing, (c) contractors affidavit covering all labor and materials expended and used, (d) Tenant, contractors and architectural completion affidavits (as applicable), and (e) valid mechanics' lien releases and waivers pertaining to any completed portion of the Tenant Work which shall be conditional or unconditional, as applicable, all as provided pursuant to Section
6.2 and 6.4 below.

         6.2.     Upon Tenant's full compliance with the provisions of
Section 6, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Work or providing materials for Tenant Work) or actions thereon, Landlord shall disburse the applicable portion of the Allowance to pay Improvement Costs on a monthly basis as follows:

                  (a) In the event of conditional releases, to the respective contractor, subcontractor, vendor, or other person who has provided labor and/or services in connection with the Tenant Work, upon the following terms and conditions: (i) such costs are covered by the Allowance, and Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord, setting forth the exact name of the contractor, subcontractor or vendor to whom payment is to be made and the date and amount of the bill or invoice,
         (ii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iii) Landlord, or Landlord's appointed representative, has inspected and reasonably approved the work for which Tenant seeks payment; or

                  (b) In the event of unconditional releases, directly to Tenant upon the following terms and conditions: (i) Tenant seeks reimbursement for costs of Tenant Work which have been paid by Tenant and are covered by the Allowance; (ii) Tenant has completed and delivered to Landlord a request for payment, in form reasonably approved by Landlord, setting forth the name of the contractor, subcontractor or vendor paid and the date of payment, (iii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iv) Landlord, or Landlord's appointed representative, has inspected and approved the work for which Tenant seeks reimbursement.

         6.3. Tenant shall provide Landlord with the aforementioned documents by the 15th of the month and payment shall be made by the 30th day of the month following the month in which such documentation is provided.

         6.4. Prior to Landlord disbursing the Landlord's Retention to Tenant, Tenant shall submit to Landlord the following items within thirty (30) days after completion of the Tenant Work: (i) "As Built" drawings and specifications pursuant to Section 3.5 above, (ii) all unconditional lien releases from all general contractor(s) and subcontractor(s) performing work,
(iii) a "Certificate of Completion" prepared by Tenant's Architect, and (iv) a final budget with supporting documentation detailing all costs associated with the Improvement Costs.

7.       Changes, Additions or Alterations.

         If Tenant desires to make any non-de minimis change, addition or alteration or desires to make any change, addition or alteration to any of the Building Systems after approval of the Issued for Construction

                               Exhibit B - Page 3

Documents, Tenant shall prepare and submit to Landlord plans and specifications with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord's approval in accordance with the provisions of Section 3.2 of this Workletter. Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities.

8.       Miscellaneous.

         8.1. Scope. Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.

         8.2. Tenant Work shall include (at Tenant's expense subject to the Allowance) for all of the Premises:

                  (a) Building approved lighting sensor controls as necessary to meet applicable Laws;

                  (b) Building Standard fluorescent fixtures in all Building office areas;

                  (c) Building Standard meters for each of electricity and chilled water used by Tenant shall be connected to the Building's system and shall be tested and certified prior to Tenant's occupancy of the Premises by a State certified testing company; and

                  (d) Building Standard ceiling systems (including tile and grid).

         8.3. Sprinklers. Subject to any terms, conditions and limitations set forth herein, Landlord shall provide an operative sprinkler system consisting of mains, laterals, and heads "AS IS" on the date of delivery of the Premises to Tenant. Tenant shall pay for piping distribution, drops and relocation of, or additional, sprinkler system heads and Building firehose or firehose valve cabinets, if Tenant's Plans and/or any applicable Laws necessitate such.

         8.4. Floor Loading. Floor loading capacity shall be within building design capacity. Tenant may exceed floor loading capacity with Landlord's consent, at Landlord's sole discretion and must, at Tenant's sole cost and expense, reinforce the floor as required for such excess loading.

         8.5. Work Stoppages. If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.

         8.6.     (Intentionally omitted.)

         8.7. Life Safety. It is agreed that Tenant (or Contractor) shall employ the services of a fire and life-safety subcontractor reasonably satisfactory to Landlord for all fire and life-safety work at the Building.

         8.8. Locks. Tenant agrees to purchase from Landlord or its representative all cylinders and keys used in locks used in the Premises. Notwithstanding any provision of the foregoing to the contrary, Tenant shall have the right to obtain cylinders and keys for locks to and in the Premises from its own vendor, provided that (a) the vendor develops a master key system with a grand master key for all locks; (b) Tenant furnishes Landlord a copy of the grand master key which Landlord may cause to be placed in the "knox box" for use by the fire department in event of an emergency, and another grand master key if requested by Landlord for Landlord's use for entry permitted under the Lease; and (c) the name and contact information for Tenant's vendor for locks used in the Premises.

         8.9. Authorized Representatives. Tenant has designated Owen Gooding of Argonaut Technologies to act as Tenant's representative with respect to the matters set forth in this Workletter. Landlord has designated George Chu, Managing Architect, MetLife Real Estate Investments, 400 South El Camino Real, Suite 800, San Mateo, CA 94402, to act as Landlord's representative with respect to the matters set forth in this Workletter. Such representative(s) shall have full authority and responsibility to act on behalf of Tenant or Landlord, as the case may be, as required in this Workletter. Tenant and Landlord may add or replace their respective authorized representatives upon five (5) business days notice to the other party.

         8.10. Access to Premises. After Landlord has recovered possession of the Premises from any prior Tenant, prior to delivery of possession to Tenant, Tenant and its architects, engineers, consultants, and contractors shall have access at reasonable times and upon advance notice and coordination with the Building management, to the Premises for the purpose of planning Tenant Work. Such access shall not in any manner interfere with Landlord Work, if any. Such access, and all acts and omissions in connection with it, shall be subject to and governed by all other provisions of the Lease, including, without limitation, Tenant's indemnification obligations, insurance obligations, etc, except for the payment of Base Rent and Additional Rent. To the extent that such access by Tenant delays the Substantial Completion of the Landlord Work (if any), such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such access.

         8.11. Fee. Landlord shall receive a fee equal to two percent (2.0%) of the Improvement Costs (excluding however, the fee itself) up to a maximum of two percent (2.0%) of the total Allowance. Such fee is

                               Exhibit B - Page 4
in addition to Tenant's reimbursement of out-of-pocket costs incurred by Landlord pursuant to other provisions hereof.

9.       Force and Effect.

         The terms and conditions of this Workletter shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

10. Landlord Delay and Force Majeure.

         "Landlord Delay" shall consist of any delay in the construction of the Tenant Work resulting from any delay by Landlord in approving Tenant's Plans or a change order beyond the periods set forth in Section 3.2 of this Workletter. In the event of any delay in the substantial completion of the Tenant Work beyond the Commencement Date resulting from a Landlord Delay or Force Majeure, the Commencement Date of the Term pursuant to Section 3.2(a) of Rider 2 shall be extended one (1) day for each day of delay resulting therefrom.

11.      Early Access.

         Landlord shall provide access to the Premises to Tenant upon execution of this Lease for Tenant's space planning purposes and for Tenant's preparation of the Premises for occupancy. Such access shall be subject to all of the terms of the Lease except the obligation to pay Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments as provided in Section 3.2 of Rider 2.

12.      Pre-existing Hazardous Material.

         In the event that in the course of planning for and construction of the Tenant Work, Tenant discovers that the Premises contain a Hazardous Material which was present at the time Landlord delivered the Premises to Tenant and that was not introduced by Tenant or Tenant's Agents ("Pre-existing Hazardous Material"), Tenant shall immediately give Landlord written notice specifying in reasonable detail such Hazardous Material discovered by Tenant, its location and what action Tenant requests Landlord to take. Landlord shall either (a) promptly establish that the substance is not a Hazardous Material, or that it was introduced to the Building by Tenant or Tenant's Agents, or that Required Remediation would not have been required but for aggravation of the Pre-existing Condition by Tenant or Tenant's Agents, or that the Pre-existing Condition is in compliance with Law applicable to the Building, in effect and interpreted as of the Execution Date ("Applicable Law"), in any of which cases Landlord shall not be responsible for the presence or Required Remediation (defined below) of such Hazardous Material; or (b) with respect to the presence of Hazardous Material for which Landlord is responsible, complete any "Required Remediation" with reasonable diligence after Landlord's receipt of Tenant's notice, at Landlord's sole cost and expense (the cost of which shall not be reimbursed to Landlord out of the Allowance or be included in Operating Expenses). The term "Required Remediation" shall mean such removal, reduction to a lower level of concentration or exposure, encapsulation or other remediation required or permitted by Applicable Law as a means of remediating any Hazardous Material contained in the Premises. Provided however, to the extent that an act or omission of Tenant or Tenant's Parties aggravates such Pre-existing Condition, Landlord not be responsible for such aggravation or Required Remediation of such aggravation of the Pre-existing Condition. If the presence of Hazardous Material for which Landlord is responsible as set forth above causes Tenant to incur increased design or construction costs in performing the Tenant Work that it would not otherwise have incurred, the actual and reasonable additional, incremental costs shall be reimbursed by Landlord to Tenant within forty-five
(45) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such increased costs with respect to work done and/or materials supplied to the Premises. Any such reimbursement shall be separate and apart from, and in addition to, the Allowance and shall not be deducted from the Allowance. If such presence of Hazardous Material for which Landlord is responsible, as set forth above, causes Substantial Completion of the Tenant Work to be delayed until after the Commencement Date, such delay shall constitute a Landlord Delay as provided in Section 10 of this Workletter.

                               Exhibit B - Page 5

                                   EXHIBIT B-1
                                 (TO WORKLETTER)
                        DESCRIPTION OF PRELIMINARY PLANS

For purposes of Section 3.2 of the Workletter, the "Preliminary Plans" shall mean those preliminary plans and specifications on the basis of which Tenant shall prepare the Final Space Plan, which preliminary plans are as described below and as attached as part of this Exhibit B-1, including the schematic space plan labelled "Argonaut Technologies, Inc. Space Plan 220 Saginaw Redwood City, CA 94063" prepared by aai, dated 11/12/03 on behalf of Tenant consisting of one page.

The following general and specific descriptions of the Tenant Work accompany the schematic space plan attached as a second page of this Exhibit, and the Room # references correspond to those on such plan.

GENERAL DEMOLITION AND CONSTRUCTION:

Contractors will demolish approximately 550 lineal feet of existing walls and adjacent flooring and T-bar ceiling. Approximately 900 lineal feet of new walls will be installed as per attached schematic space plan. T-bar ceiling repair and fire sprinkler modification will be required due to new wall configurations. New flooring and paint will be installed throughout the Premises.

SPECIFIC DESCRIPTION OF TENANT IMPROVEMENTS (SEE SCHEMATIC SPACE PLAN):

Room #         Description
------         -----------
107            Build conference room wall, install door
116            Build conference room wall, install door
120            Build storage room-install shelving
121            Build server room-Install fixtures to support servers and phone equipment
122            Build storage room-install shelving
124            Build mailroom-Install casework to support copy and mail equipment
130            Build lunchroom-Install plumbing and cabinetry in small kitchen area, install glass storefront windows
132            Build manufacturing floor-Install wire mould, compressed air and nitrogen lines, and ventilation ducts
134            Build service room- Install wire mould, compressed air and nitrogen lines
135            Build warehouse-Install shelving
136            Build machine shop-Install wire mould, compressed air
137            Build engineering wet lab- Install wire mould, compressed air, nitrogen lines, fume hoods, casework and sink
139            Build demo lab- Install wire mould, compressed air, nitrogen lines, fume hoods, casework and sink
140            Build engineering prototype- Install wire mould, compressed air and nitrogen lines
147            Build office, install door
148            Build office, install door
149            Build office, install door
150            Build office, install door
151            Build office, install door
152            Build conference room, install door
Rear Room      Build storage area for air compressor, nitrogen gas tank storage

                               Exhibit B - Page 6

                                   EXHIBIT B-1
                                 (TO WORKLETTER)
                        DESCRIPTION OF PRELIMINARY PLANS

                   ATTACH SCHEMATIC PLAN BY aai DATED 11/12/03

                               Exhibit B - Page 7

                                    EXHIBIT C
                              SITE PLAN OF PROJECT

                               Exhibit C - Page 1

                                    EXHIBIT D
                          PERMITTED HAZARDOUS MATERIAL

Permitted Hazardous Material includes insignificant amounts of substances listed below so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, or such other specific quantity limit as specified below, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Project by Tenant no later than the Termination Date.

Type:                                                                                   Quantity:
-----                                                                                   ---------
Substances typically found or used in general office applications, to
the extent the Premises is used for general offices                                     as noted above

Permitted Hazardous Material also includes the substances listed below to the extent of the quantities listed below:

                                                    Average       Largest
Chemical Name                       Max Stored      Daily         Container           Physical Hazard
-------------                       ----------      -----         ---------           ---------------
ETHYL ALCOHOL                       8 gal.          4 gal.        1 gal.              Flammable liquid
METHANOL                            8 gal.          4 gal.        1 gal.              Flammable liquid
TETRAHYDROFURAN                     8 gal.          4 gal.        1 gal.              Flammable liquid
ACETONE                             8 gal.          4 gal.        1 gal.              Flammable liquid
ACETONITRILE                        8 gal.          4 gal.        1 gal.              Flammable liquid
2-PROPANOL                          8 gal.          4 gal.        1 gal.              Flammable liquid
DICHLOROETHANE                      8 gal.          4 gal.        1 gal.              Flammable liquid
TOLUENE                             8 gal.          4 gal.        1 gal.              Flammable liquid
PROPYLENEGLYCOL                     8 gal.          4 gal.        1 gal.              Flammable liquid
DIMETHYLFORMAMIDE                   8 gal.          4 gal.        1 gal.              Flammable liquid
SYLTHERM                            10 gal          5 gal         5 gal.              Flammable liquid
DICHLOROMETHANE                     8 gal.          4 gal.        1 gal.             Combustible liquid
ETHYLENE GLYCOL                     8 gal.          4 gal.        1 gal.             Combustible liquid
ACETIC ACID                         5 L             2.5 L         2.5 liter           Corrosive liquid
SULFURIC ACID                       5 L             2.5 L         2.5 liter           Corrosive liquid
SODIUM HYDROXIDE                    2 Kg            1 Kg          1 Kg                 Corrosive solid
AMMONIUM HYDROXIDE                  5 L             2.5 L         2.5 L               Corrosive liquid
                                    912 cubic feet  456 cubic     304 cubic
Nitrogen (compressed)                               feet          feet                 Compressed gas
Nitrogen (Liquid)                   750 L           500 L         250 liters          Cryogenic liquid
Hydrogen (compressed)               216 cubic ft    108 cubic ft  216 cubic       Compresses flammable gas
                                                                  feet
Helium (compressed)                 582 cubic feet  261 cubic     291 cubic            Compressed gas
                                                    feet          feet

                                   Exhibit D

                                    EXHIBIT E

                            FORM OF LETTER OF CREDIT

                    FOR INTERNAL IDENTIFICATION PURPOSES ONLY

                    Our No. __________ Other __________

                    Applicant ___________________________

TO:      Metropolitan Life Insurance Company
         [Address]
         Attention: EIM Manager

IRREVOCABLE LETTER OF CREDIT NO. ___________

         We hereby establish this irrevocable Letter of Credit in favor of the aforesaid addressee ("Beneficiary") for drawings up to United States $__________ effective immediately. This Letter of Credit is issued, presentable and payable at our office at [issuing bank's address in City specified by Landlord] and expires with our close of business on ___________, 20___.

         The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.

         We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. ________, for all or any part of this Credit if presented at our office specified in paragraph one on or before the expiry date or any automatically extended expiry date.

         Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of [issuing bank] under this Letter of Credit is the individual obligation of [issuing bank], and is in no way contingent upon reimbursement with respect thereto.

         It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless at least thirty (30) days prior to an expiration date we notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

         This Letter of Credit is transferable by the Beneficiary and by any successive transferees at no charge or cost to Beneficiary or any transferee. Transfers of this Letter of Credit are subject to receipt of Beneficiary's (and subsequently, transferee's) instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendments(s) if any.

         This Letter of Credit is subject to and governed by the Laws of the State of New York and the 1993 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of New York will control. If this Credit expires during an interruption of business as described in article 17 of said Publication 500, the bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after the resumption of business.

                                                     Very truly yours,

                                                     -------------------------
                                                              [issuing bank]

                                    Exhibit E

                         Exhibit A to Letter of Credit

_____________________________
c/o _________________________
_____________________________
_____________________________
Attention:____________________

             Re: Irrevocable Letter of Credit No. ________________

Ladies & Gentlemen:

         The undersigned acknowledges receipt of your advice No. ______________ of a credit issued in our favor, the terms of which are satisfactory. We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

                         _____________________________
                              [Name of Transferee]

                         _____________________________
                                    [Address]

         You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

         This transfer is at no charge or cost to Beneficiary or the transferee.

                                    Yours very truly,

                                    Beneficiary

                                    By:_______________________

                                    _______________________
                                              (Bank

                                    Exhibit E

                                    EXHIBIT F
          FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT

RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:

____________________, Esq.
____________________
____________________
____________________

                                 SUBORDINATION,
                                 NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                                  DEFINED TERMS

EXECUTION DATE:
--------------------------------------------------------------------------------
BENEFICIARY & ADDRESS:

Attn:
with a copy to:

--------------------------------------------------------------------------------
TENANT & ADDRESS:

--------------------------------------------------------------------------------
LANDLORD & ADDRESS:

--------------------------------------------------------------------------------
LOAN: A first mortgage loan in the original principal amount of $
     from Beneficiary to Landlord.
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NOTE: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of
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DEED OF TRUST: A Deed of Trust, Security Agreement and Fixture Filing dated as
of executed by Landlord, to       as Trustee, for the benefit of Beneficiary
securing repayment of the Note to be recorded in the records of the County in which the Property is located.

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LEASE AND LEASE DATE: The lease entered into by Landlord and Tenant dated as of covering the Premises.
[Add amendments]

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PROPERTY:  [Property Name]
           [Street Address 1]
           [City, State, Zip]

           The Property is more particularly described on Exhibit A.

                  THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

                  A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

                  B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note.

                                   Exhibit F

The Note is secured, among other documents, by the Deed of Trust.

                  C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

                  D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease beyond applicable notice and cure periods and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                  1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

                  2. Acknowledgements by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request; (b) Tenant shall send a copy of any default notice under the Lease to Beneficiary at the same time Tenant sends such default notice to Landlord; and (c) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

                  3.       Foreclosure and Sale. In the event of a Foreclosure
Sale:

                           (a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease beyond applicable notice and cure periods, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord) except to the extent arising out of a default continuing after Beneficiary's acquisition of title to the Property; or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord) except to the extent actually received by Beneficiary; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or
         (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

                           (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

                           (c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

                  4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

                                   Exhibit F

                  5. Acknowledgement by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

                  6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease.

                  7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

                  8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

                  9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond the lesser of (a) Five Million Dollars ($5,000,000.00) or (b) Beneficiary's then equity interest in the Property and Tenant shall look solely to Beneficiary's then equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease but Tenant's recourse against Beneficiary shall in no event exceed the amount of Five Million Dollars ($5,000,000.00). This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

                  IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:                                ___________________________________,
                                            ___________________________________

                                            By _________________________________
                                            Its ____________________________

TENANT:                                     ___________________________________,
                                            a _________________________________

                                            By ________________________________
                                            Its ____________________________

LANDLORD:                                   ___________________________________,
                                            a _________________________________

                                            By ________________________________
                                            Its ____________________________

                                   Exhibit F

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

                                   Exhibit F

State of _____________

County of ____________

On ______________, 200___ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________           (Seal)

*****************

State of _____________

County of ____________

On ______________, 200___ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________           (Seal)

*****************

State of _____________

County of ____________

On ______________, 200__ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________           (Seal)

                                   Exhibit F

                                     RIDER 1
                           COMMENCEMENT DATE AGREEMENT

Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and Argonaut Technologies, Inc., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of March , 2004 (the "Lease").

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

         1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

         2. The Commencement Date (as defined in the Lease) of the Lease is __________________.

         3.       The Expiration Date (as defined in the Lease) of the Lease is
 __________________.

         4. Tenant hereby confirms the following:

                  (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

                  (b) That the Landlord Work, if any, is Substantially Complete; and

                  (c) That the Lease is in full force and effect.

         5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

         6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:                                     LANDLORD:
------                                      --------

Argonaut Technologies, Inc.                 Metropolitan Life Insurance Company,
a Delaware corporation                      a New York corporation

By  ________________________________        By  ________________________________

    ________________________________            ________________________________
             Print name                                    Print name
Its ________________________________        Its ________________________________
(Chairman of Board, President or
 Vice President)

By  ________________________________

    ________________________________
             Print name
Its ________________________________

(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

                             Rider 1 - Page 1 of 1

                                     RIDER 2
                              ADDITIONAL PROVISIONS

         This Rider 2 ("Rider") is attached to and a part of a certain Lease dated as of March __, 2004, executed concurrently herewith by Metropolitan Life Insurance Company, a New York corporation, as Landlord, and Argonaut Technologies, Inc., a Delaware corporation (for purposes of this Rider, "Argonaut"), as Tenant, for the Premises as described therein (the "Lease").

SECTION 1.        DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2.        (intentionally omitted)

SECTION 3.        CONDITION OF PREMISES; DELIVERY; CONSTRUCTION PERIOD;
COMMENCEMENT DATE; TERM

         3.1. AS-IS Condition. Tenant hereby leases and Landlord shall deliver the Premises to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent of any Allowance specifically provided in the Workletter. Any Tenant Work and Landlord Work, if any, shall be subject to and governed by the Workletter and other applicable provisions of this Lease.

         3.2.     Projected Delivery Date; Delivery Date; Commencement Date:
Tenant's Obligations During Construction Period; Term.

         (a) Landlord shall tender possession of the Premises to Tenant no later than April 1, 2004 (the "Projected Delivery Date"). On the date Landlord actually tenders possession of the Premises to Tenant in the required condition (the "Delivery Date"), the Premises shall be subject to, and Tenant shall observe and perform, all the conditions and covenants applicable to Tenant under this Lease, except as otherwise expressly provided in this Rider. During the period (the "Construction Period") from the Delivery Date until the Commencement Date (defined below), in recognition of Tenant's construction and installations in, and preparation of, the Premises for the use and occupancy permitted by this Lease, Tenant shall not be obligated to pay Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments. The Term of this Lease shall be as shown in
Section 1.01(5) of the Basic Lease Provisions and shall commence on the date specified in Section 1.01(6) of the Basic Lease Provisions as the Projected Commencement Date, which same date shall be the Commencement Date of the Term, except as provided in Section 3.3 below with respect to late delivery.

         (b) If the Commencement Date occurs on any date other than the Projected Commencement Date, then within thirty (30) days following the occurrence of the Commencement Date, upon request by Landlord, Tenant and Landlord shall enter into an agreement (which is attached to this Lease as Rider
1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

         3.3      Failure to Deliver Possession.

         (a) If Landlord shall be unable to give possession of the Premises on the Projected Delivery Date by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason beyond the reasonable control of Landlord, then Landlord shall not be subject to any liability for the failure to give possession on said date so long as Landlord has used and continues to use reasonable efforts to deliver possession to Tenant as soon as possible. Under such circumstances the Projected Commencement Date and Commencement Date shall be delayed by a number of days equal to the days of delay in Landlord's delivery of possession to Tenant. No such failure to give possession on the originally scheduled Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. If Rider 2 or the Workletter requires that any Landlord Work or Tenant Work or both be Substantially Complete as an element of determining when the Delivery Date or Commencement Date occurs, then such work shall be deemed Substantially Complete if the delay in achieving actual Substantial Completion shall be due to any Tenant Delay and/or default on the part of Tenant. In the event of any dispute as to whether the applicable work is Substantially Complete, the decision of Landlord's architect shall be final and binding on the parties.

         (b)      Notwithstanding any of the foregoing provisions of this
Section 3.3 to the contrary, if Landlord has not tendered possession of the Premises on or before the Sunset Date (defined below), then, as Tenant's sole and exclusive remedy, Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord within three (3) business days after the Sunset Date. If Tenant does not timely give notice of its election to terminate this Lease as aforesaid and delivery of possession does not occur on or before the date which is thirty (30) days following the Sunset Date, then Tenant shall again have such option to terminate this Lease in the manner described above and such date shall constitute the new

                              Rider 2 - Page 1 of 5

Sunset Date; it being the intention of the parties that Tenant shall have a recurring termination option after each such thirty (30) day period following the initial Sunset Date if Landlord has not tendered possession by the end of each such thirty (30) day period. As used in this Lease, "Sunset Date" means the initial Sunset Date which is thirty (30) days after the Projected Delivery Date and any succeeding new Sunset Dates (at thirty (30) day intervals after the initial Sunset Date). On or before the Sunset Date, if such date includes any period of Force Majeure, Landlord shall give Tenant written notice of the resulting calendar date which is the Sunset Date.

SECTION 4.        MONUMENT SIGNAGE.

         (a) Grant of Right. Notwithstanding any provision of Section 6.06 of the Lease to the contrary, Tenant shall have the right to place Tenant identification on one line of the existing, exterior monument sign for the Building in which the Premises are located, subject to the terms and conditions set forth in this Section ("Exterior Sign Right").

         (b) General Conditions & Requirements. The size, type, style, materials, color, method of installation and exact location of the sign, and the contractor for and all work in connection with the sign, contemplated by this Section shall (i) be subject to Tenant's compliance with all applicable laws, regulations and ordinances and with any covenants, conditions and restrictions of record which affect the Property; (ii) be subject to Tenant's compliance with all requirements of Landlord's current Project signage criteria at the time of installation; (iii) be consistent with the design of the Building and the Project; (iv) be further subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall, at its sole cost and expense, procure, install, maintain in first class appearance and condition, and remove such sign.

         (c) Removal & Restoration. Upon the expiration or termination of the Exterior Sign Right, but in no event later than the expiration of the Term or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign.

         (d) Right Personal. The Exterior Sign Right under this Section is personal to Argonaut and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an assignee of the Lease or a subtenant of all or substantially all the Premises, in each case which is either a Permitted Transferee or approved by Landlord pursuant to the Lease.

SECTION 5.        TENANT'S TERMINATION OPTION.

Landlord hereby grants Tenant a single option (the "Termination Option") to accelerate the Expiration Date of the Term of the Lease, upon and subject to the terms and conditions set forth below:

         (a) Exercise. The Termination Option is exercisable only by written notice (the "Termination Notice") given by Tenant to Landlord no later than the last day of the thirty-ninth (39th) month after the Commencement Date. Exercise of this Termination Option shall accelerate the Expiration Date to that date (the "Early Termination Date") which is the last day of the forty-eighth
(48th) month after the Commencement Date.

         (b) Termination Fee. Within thirty (30) days after notice from Landlord, Tenant shall pay Landlord the "Termination Fee", which as used herein shall mean the amount equal to the unamortized portion as of the Early Termination Date of the "Transactional Costs" (as defined below) plus interest at eight percent (8%) per annum amortized on a straight line basis in equal monthly installments over a period of five (5) years (beginning on the Commencement Date). As used herein, "Transactional Costs" means Seven Hundred Eighty-six Thousand Seventy-one Dollars ($786,071.00).

         (c) Conditions. Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to the Termination Option shall terminate at Landlord's option upon written notice from Landlord to Tenant, and shall be of no further force and effect, whereupon no prior or subsequent exercise of the Termination Option shall be of any force or effect, and the Lease shall continue in full force and effect in any of the following events:

         (1) Tenant does not timely pay Landlord the Termination Fee as provided above; or

         (2) at the time of exercise of the Termination Option or at any time thereafter through the Early Termination Date, Tenant shall be in breach of and default under the Lease or there exists any act or omission on the part of Tenant which, with the passage of time or the giving of notice, or both, would constitute a breach of and default under the Lease, and in such event, any Termination Fee paid to Landlord shall be held by Landlord as a Security Deposit governed by the provisions of Article Five of the Lease.

         (d) After Exercise. Upon and after Tenant's exercise of the Termination Option, all of the terms and conditions of the Lease shall continue to apply except the Expiration Date of the Lease shall be the Early Termination Date and the term of the Lease shall be adjusted accordingly. Without limiting the generality of the foregoing, in addition to payment of the Termination Fee, Tenant shall timely pay Landlord all other amounts as and when they become due and payable under the Lease accruing through the Early Termination Date.

                              Rider 2 - Page 2 of 5

         (e) Time. Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

         (f) Option Personal. The Termination Option is personal to Argonaut and may not be exercised by, and shall not be transferable or assignable (voluntarily or involuntarily) to any other person or entity other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease, and such Permitted Transferee may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding anything to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

SECTION 6.        OPTION TO EXTEND.

         (a) Landlord hereby grants Tenant a single option ("Option") to extend the initial Term of the Lease for an additional period of three (3) years (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of the option: (i) Tenant or a Permitted Transferee must be in occupancy of at least seventy-five percent (75%) of the Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant, and as supported by Tenant's certified financial statements prepared by Tenant's independent certified public accountants, copies of which shall be delivered to Landlord with Tenant's written notice exercising its option hereunder. Without limiting the generality of the foregoing, Landlord may reasonably conclude there has been a material adverse change if Tenant does not certify there has been no such change and provide the supporting financial statements.

         (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is twelve (12) months prior to, and no later than the date which is nine
(9) months prior to, the Expiration Date . If Tenant either fails or elects not to exercise the then applicable Option to Extend by not timely giving its Election Notice, then such Option to Extend shall be null and void.

         (c) The Option Term shall commence immediately after the expiration of the preceding initial Term or Option Term, as applicable. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that: (i) the Monthly Base Rent shall be amended to an amount to equal the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection (and otherwise, Tenant shall continue to pay Rent Adjustments, all other Rent and all other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease); (ii) the Security Deposit, if any, shall be increased within fifteen (15) days after the Fair Market Rental Rate (defined below) has been determined to equal five hundred percent (500%) of the highest monthly installment of Monthly Base Rent thereunder, but in no event shall the Security Deposit be decreased; and (iii) Tenant shall accept the Premises in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

         (d) The Option Term Rent shall mean the greater of (i) the Monthly Base Rent payable by Tenant under this Lease calculated at the rate applicable for the last full month of the initial Term (respectively, the "Preceding Rent") (during the Option Term, Tenant shall continue to pay Rent Adjustments and other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease, but such amounts shall not be counted as part of the Preceding Rent as used herein) or (ii) the "Fair Market Rental Rate". "Fair Market Rental Rate" shall mean as to Monthly Base Rent the monthly net rental (exclusive of expenses and taxes) per rentable square foot which a tenant would pay and which a willing landlord would accept for first class office and laboratory space comparable to the Premises in the Project for the period for which such rental is to be paid and for a lease on terms substantially similar to those of the Lease (including, without limitation, those applicable to Taxes, Operating Expenses and exclusions, but also considering so-called net and triple net leases, and leases utilizing operating expense stops or base years, and making appropriate adjustment between such leases and this Lease, as described below), based on prevailing market conditions in the Project at the time such determination is made ("Comparable Transactions"). Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the term of tenancy and for space comparable in use, floor layout and levels (if the Building has more than one level), square footage and location within the Project as the transaction for which Fair Market Rental Rate is being determined; however, leases of unusual or odd shaped spaces shall not be considered. In any determination of Fair Market Rental Rate, the stated or contract monthly net rental in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease, including, without limitation: (1) the extent to which average annual expenses and taxes per rentable square foot payable by tenants in Comparable Transactions vary from those payable by Tenant under the Lease; (2) the concessions, if any, being given by the landlord in Comparable Transactions, such as presence or absence of parking charges, abatement of any such charges, rental abatement periods, loans at below-market interest rates, moving allowances, space planning allowances, lease takeover payments and work allowances, as compared to any tenant improvement, refurbishment or repainting allowance given to Tenant under the Lease for the space for which Fair Market Rental Rate is being determined; (3)

                              Rider 2 - Page 3 of 5
the brokerage commissions, fees and bonuses payable by landlords in Comparable Transactions (whether to tenant's agent, such landlord or any person or entity affiliated with such landlord), as compared to any such amounts payable by Landlord to any recognized broker(s) on account of the transaction for which Fair Market Rental Rate is being determined; (4) the time value of money; and
(5) any material difference between the definition of rentable area and the ratio of project rentable to useable square feet in Comparable Transactions, as compared to such figures applicable to the space for which Fair Market Rental Rate is being determined.

         (e) The determination of Fair Market Rental Rate based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within forty-five (45) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord notifies Tenant that the Option Term Rent shall equal the Preceding Rent, such determination shall be conclusive and binding to set the Preceding Rent as the Option Term Rent for the then applicable Option Term, and Tenant shall not be entitled or required to give further notice, and the extension shall be effective and binding (subject to Subsection (j) below). Provided however, if Landlord notifies Tenant that Landlord has determined that the Fair Market Rental Rate is greater than the Preceding Rent and that Landlord will require such Fair Market Rental Rate as the Option Term Rent, Tenant may, within fifteen (15) days after receipt thereof, deliver to Landlord a written notice either accepting Landlord's estimate of Fair Market Rental Rate or setting forth Tenant's estimate of Fair Market Rental Rate, in which case Landlord and Tenant will promptly meet and attempt to agree upon Fair Market Rental Rate. Tenant's failure to timely deliver such notice within such fifteen (15) day period shall be deemed its cancellation of the Option. If no agreement in writing on Fair Market Rental Rate can be reached within ten (10) business days after Landlord's receipt of Tenant's estimate, Landlord and Tenant shall meet within an additional ten (10) business days and each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market Rental Rate (the "Estimates"). If the higher Estimate is not more than one hundred five percent (105%) of the lower Estimate, then Fair Market Rental Rate shall be the average of the two Estimates. If such simultaneous submission of Estimates does not occur within such ten (10) business day period, then either party may by notice to the other designate any reasonable time within five (5) business days thereafter and any reasonable place at or near the Building for such meeting to take place. In the event only one party submits an Estimate at that meeting, such Estimate shall be Fair Market Rental. In the event neither party submits an Estimate at that meeting, the transaction for which Fair Market Rental Rate is being determined shall be deemed canceled and of no further force or effect.

         (f) If the higher Estimate is more than one hundred five percent (105%) of the lower Estimate, then either Landlord or Tenant may, by written notice given to the other at any time within five (5) business days after receipt of the Estimates, require that the disagreement be resolved by arbitration. In the event neither party gives such written notice within such period, the transaction for which Fair Market Rental Rate is being determined shall be deemed canceled and of no further force or effect. Within five (5) business days after such notice, the parties shall select as arbitrators three
(3) mutually acceptable independent MAI appraisers with experience in real estate activities, including at least five (5) years experience in appraising space in the San Bernardino-Riverside warehouse/industrial market ("Qualified Appraisers"). If the parties cannot timely agree on such arbitrators, then within the following five (5) business days, each shall select and inform the other party of one (1) Qualified Appraiser and within a third period of five (5) business days, the two appraisers (or if only one (1) has been duly selected, such single appraiser) shall select as arbitrators a panel of three additional Qualified Appraisers, which three arbitrators shall proceed to determine Fair Market Rental Rate pursuant to Section 4 below. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators.

         (g) Once a panel of arbitrators has been selected as provided above, then as soon thereafter as practicable each arbitrator shall select one of the two Estimates as the one which, in its opinion, is closer to Fair Market Rental Rate. The determination by the arbitrators shall be in accordance with the definition and standards for the determination of the Fair Market Rental Rate as set forth above, and in no event shall any arbitrator modify any provision of the Lease in arriving at his or her determination. Upon an Estimate's selection by two (2) of the arbitrators, it shall be the applicable Fair Market Rental Rate and such selection shall be binding upon Landlord and Tenant. If the arbitrators collectively determine that expert advice is reasonably necessary to assist them in determining Fair Market Rental Rate, then they may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice, provided however, any such advice and consultation shall be in the presence of all the arbitrators, Landlord and Tenant, with full right on the part of each to cross-examine. The party whose Estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

         (h) In the event the determination of the Fair Market Rental Rate has been submitted to arbitration but such arbitration has not been concluded prior to the commencement of the applicable Option Term, Tenant shall pay to Landlord the amount set forth in Landlord's Estimate under Subsection (e) above (plus all other Rent due for the Option Term). In the event the Fair Market Rental Rate determined by arbitration results in any Monthly Base Rent different from such amount, Tenant shall immediately pay to Landlord any greater amount so determined by arbitration and if a lesser amount is determined due by arbitration, Landlord shall give Tenant a credit against the next Monthly Base Rent installments due from Tenant to Landlord under the Lease.

         (i) This Option to Extend is personal to Argonaut and may not be used by, and shall not be

                              Rider 2 - Page 4 of 5
transferable or assignable (voluntarily or involuntarily) to any person or entity other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease, and such Permitted Transferee may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding anything to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

         (j) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

                  (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

                  (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any Default.

         (k) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

         IN WITNESS WHEREOF, the parties hereto have executed this Rider 2 as of the date first set forth in the Lease.

TENANT:                                     LANDLORD:

Argonaut Technologies, Inc.                 Metropolitan Life Insurance Company,
a Delaware corporation                      a New York corporation

By  ________________________________        By  ________________________________

    ________________________________            ________________________________
             Print name                                    Print name
Its _________________________________       Its ________________________________
(Chairman of Board, President or
 Vice President)

By  ________________________________

    ________________________________
             Print name
Its ________________________________

(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

                             Rider 2 - Page 5 of 5